                                  EXHIBIT 1

                               FUJITSU LIMITED
                       DIRECTORS AND EXECUTIVE OFFICERS

Executive Office Address:    Marunouchi Center Bldg.
                             6-1, Marunouchi 1-chome
                             Chiyoda-ku, Tokyo 100,
                             Japan

                             Phone:    813-3216-3211
                             Facsimile:
                             813-3216-9874
                             Telex:    J22833

                                                       NUMBER OF
                                                       SHARES OF    NATURE OF
                                                     COMMON STOCK   BENEFICIAL
PRINCIPAL OCCUPATION         NAME                        OWNED      OWNERSHIP
--------------------         ----                        -----      ---------
President
and Representative Director: Tadashi Sekizawa              0

Executive Vice Presidents:   Naoyuki Akikusa               0
                             Michio Naruto                 0
                             Takeshi Maruyama              0
                             Masuo Tanaka                  0
                             Keizo Fukagawa             15,000      Options(1)
                             Michio Fujisaki               0
                             Takamitsu Tsuchimoto          0

Senior Vice Presidents:      Yuzuru Abe                    0
                             Ryuzo Kawakami                0
                             Hiroaki Sakai                 0
                             Toru Katsurada                0
                             Akira Takashima               0
                             Yoshiro Yoshioka              0
                             Kazunari Shirai               0
                             Tatsuhiko Otaki               0

Directors:                   Yoshihiko Nakazato            0
                             Kazuto Kojima              12,500      Options(1)
                             Hiroshi Oshima                0
                             Yuji Hirose                   0
                             Tatsuzumi Furukawa            0
                             Akio Moridera                 0




--------
(1) Shares purchasable upon exercise of options within 60 days.

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
                             Tadayasu Sugita               0
                             Takashi Takaya                0
                             Ryusuke Hoshikawa             0
                             Junji Maeyama                 0
                             Hiroya Madarame               0
                             Masaru Takei                  0
                             Tatsushi Miyazawa             0
                             Kazuo Murano                  0
                             Isao Suzuki                   0
                             Noboru Ogi                    0